Exhibit 10.1
RESTRICTED STOCK AWARD AGREEMENT
THIS AWARD AGREEMENT (the “Agreement”), made as of [DATE], between MercadoLibre, Inc. (the “Company”), a Delaware corporation, with its principal offices at Dr. Luis Bonavita 1294, Off 1733, Tower II, Montevideo Uruguay, and [NAME], with domicile at [ADDRESS], (the “Grantee”).
WHEREAS, the Company has adopted and maintains and the shareholders of the Company have approved the Amended and Restated 2009 Equity Compensation Plan (the “Plan”) to further the growth and success of the Company;
WHEREAS, the Plan permits the award of restricted shares of Common Stock of the Company to Participants in the Plan;
NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Award of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby awards to the Grantee [∙] shares of Common Stock of the Company (the “Restricted Stock”) as compensation for the Grantee’s [CONSIDERATION] over the [TIME PERIOD] beginning on the Grant Date (the “Restricted Period”). Subject to Section 3 hereof, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise encumbered during the Restricted Period (such restrictions, the “Transfer Restrictions”).
2.Grant Date. The Grant Date of the Restricted Stock hereby awarded is [DATE].
3.Vesting; Forfeiture.
(a)[VESTING TERMS]
(b)[FORFEITURE TERMS]
(c)In the event that the Grantee attempts to sell, transfer, pledge, assign or otherwise encumber any unvested Restricted Stock during the Restricted Period, in violation of the Transfer Restrictions, such any purported sale, transfer, pledge, assignment or encumbrance shall be null and void and any unvested Restricted Stock shall be forfeited without payment of any consideration therefor.
4.Share Certificates. Subject to the provisions of the Plan, the Restricted Stock will be held in the Grantee’s name in book-entry format by the Company’s transfer agent, Computershare. Upon each Vesting Date, the Grantee has the right to choose to have a certificate for the applicable vested Restricted Stock issued in the Grantee’s name, to have such vested Restricted Stock transferred to a brokerage account of the Grantee’s choice or to continue to hold such vested Restricted Stock in book-entry format with the transfer agent.
5.Shareholder’s Rights. Subject to the terms of this Agreement, as of the Grant Date, the Grantee shall have, with respect to any of the shares of Restricted Stock, all rights of a shareholder of the Company, including the right to vote such shares and the right to receive all dividends paid with respect to such shares of Restricted Stock at the same time as shareholders generally; provided, that the right to vote and receive dividends shall terminate immediately with respect to any shares of Restricted Stock upon forfeiture of those shares pursuant to Section 3 hereof.
6.Dividends. [DIVIDEND TERMS]
7.[Restrictive Covenants. During the Restricted Period, the Grantee agrees that [he][she] shall not directly or indirectly, in any capacity, own, operate, manage, control, engage in, invest in, become interested or involved in, employed by, act as a consultant or advisor to, or provide services for, otherwise assist any other Person in activities that are competitive with the MercadoLibre Business anywhere in the Territory; provided, however, that ownership of less than five percent (5%) of the outstanding capital stock of any Person whose securities are registered under the Securities Exchange Act of 1934, as amended, in and of itself shall not violate the provisions of this Section 7, whether or not the subject Person is competitive with the Company. In the event Grantee desires to directly or indirectly, in any capacity, own, operate, manage, control, engage in, invest in, become interested or involved in, employed by, act as a consultant or advisor to, or provide services for, or otherwise assist any other Person in activities that could reasonably be viewed as competitive with the MercadoLibre Business, Grantee shall seek approval from the Board or the Nominating and Corporate Governance Committee of the Board or the CEO and the EVP of Corporate Affairs prior to taking such action. Grantee represents to the Company that he has no investments, nor any role as board member in other companies in conflict with any obligation contained in this Section 7.

8.To the extent that the covenant provided in this Section 7 may later be deemed by a court to be too broad to be enforced with respect to the duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced. The Grantee understands that the foregoing restrictions may limit [his][her] ability to earn a livelihood in a business similar to the MercadoLibre Business but nevertheless believes that [he][she] has received and will receive sufficient consideration under this Agreement to clearly justify such restrictions which, in any event (given [his][her] education, skills and ability), the Grantee does not believe would prevent [him][her] from otherwise earning a living.
9.“MercadoLibre Business” means any activities directly or indirectly related to Online Transactional Platforms, Online Classified Advertisements and/or Payment Platforms; provided that the Board and/or the Nominating and Corporate Governance Committee of the Board shall be permitted to revise the definition and scope of the MercadoLibre Business at any point during the Restricted Period in its sole discretion by notice to the Grantee (although any such revision will have no effect on any activities of the Grantee previously approved by the Board or the Nominating and Corporate Governance Committee of the Board, or the CEO and/or the EVP of Corporate Affairs).
10.“Person” means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization or any other similar entity or a governmental or quasi-governmental body (other than the Company).
11.“Territory” means the United States of America and each country and territory in the United States, Canada, Latin America and the Caribbean, including, without limitation, Argentina, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, Uruguay, and Venezuela.]1
12.[Non-Assignability. Except as expressly provided in the Plan or herein, awards of Restricted Stock shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void; provided, that awards of Restricted Stock may be transferred by will or by the laws of descent and distribution subject to the Compensation Committee of the Company’s board of directors (such committee, the “Committee” and such board, the “Board”) receipt of such documents as may be requested by the Committee from time to time.]
13.Modification and Waiver. Except as provided in the Plan with respect to the determinations of the Committee and subject to the Board’s right to amend, modify or terminate the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Grantee and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.
14.Governing Law. This Agreement and all rights under this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.
15.Grantee Acknowledgment. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board or the Company in respect of this Agreement shall be final, conclusive and binding.
16.Incorporation of Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provisions hereof and of the Plan shall be in conflict, the terms of [this Agreement][the Plan] shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

1 Section 7 is only applicable to Stelleo Tolda.

IN WITNESS WHEREOF, MercadoLibre, Inc. has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on his own behalf, THEREBY REPRESENTING THAT HE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT, as of the day and year first above written.
MERCADOLIBRE, INC.
By: /s/______________________
Name:
Title: Attorney-in-fact
By: /s/
Name:
Title:
GRANTEE
By: /s/
Name:

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